UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: August 11, 2008
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

160 West Santa Clara Street, Suite 1500, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

(408) 808-6400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 29, 2008, Callidus Software Inc. (the Company) issued a press release announcing its financial results of and for the quarter ended June 30, 2008. Subsequent to the issuance of the press release, the Company obtained further information regarding its estimates relative to costs on one of its contracts. As a result, the Company recorded an estimated loss of $0.5 million associated with the contract. This loss was included in cost of services and other revenues in the condensed consolidated statements of operations on the Form 10-Q for the quarterly period ended June 30, 2008 filed on August 11, 2008. The information furnished in this report shall not be deemed to be incorporated by reference into Callidus Software Inc.'s filings with the SEC under the Securities Act of 1933 and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	CALLIDUS SOFTWARE INC.

	By:	/s/ Ronald J. Fior
Ronald J. Fior
Senior Vice President, Finance and Operations and Chief Financial Officer